Exhibit 32

Certification Required by 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes—Oxley Act of 2002)

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In connection with the filing by Hospitality Properties Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ending June 30, 2006 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ John G. Murray
Barry M. Portnoy	John G. Murray
Managing Trustee	President and Chief
Operating Officer

/s/ Gerard M. Martin	/s/ Mark L. Kleifges
Gerard M. Martin	Mark L. Kleifges
Managing Trustee	Treasurer and Chief
Financial Officer